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                                                                  EXHIBIT 23.3

                          Independent Auditors' Consent


HVT, Inc. as Trustee of
Honda Lease Trust

We consent to the use of our report dated May 6, 1999, relating to the balance sheets of Honda Lease Trust as of March 31, 1999 and 1998, and the related statements of income, changes in undivided trust interests and cash flows for the year ended March 31, 1999 and five months ended March 31, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP


Los Angeles, California
July 19, 1999